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                                                                Exhibit 10.11


                                      AGREEMENT


    This Agreement (the "Agreement") is entered into this 31st day of January, 1997, by and between Phasetronics, Inc., a Florida corporation ("Phasetronics"), P.O. Box 17150, Clearwater, Florida 34622-0159, and Apollo International of Delaware, Inc., a Delaware corporation ("Apollo"), of 6542 US Highway 41, Suite 215, Apollo Beach, Florida 33576.


                                       RECITALS

    Phasetronics is a manufacturer and distributor of solid state power and motor control products. Many of these products are distributed under the trade name "Motortronics".

    Apollo is the manufacturer of two motor protection relays known as the Model CMPR and CMPR2 (hereinafter the "relays").

    Phasetronics and Apollo desire to enter into this Agreement whereby Apollo will supply the relays to Phasetronics for distribution by Phasetronics under the Motortronics trade name.

    NOW, THEREFORE, in consideration of the premises, covenants, and terms set forth herein, the parties agree as follows:

    1. RECITALS. The Recitals set forth above are true and correct and are incorporated herein by reference.

    2. APOLLO'S RESPONSIBILITIES. In furtherance of this Agreement, Apollo agrees to do the following:

         a. Apollo shall supply CMPR and CMPR2 motor protection relays to Phasetronics during the term of this Agreement for the net price per relay in accordance with the attached price list set forth in Exhibit "A" attached hereto, f.o.b. Apollo's plant. Apollo shall cause all relays supplied to Phasetronics under this Agreement to be labeled with the Motortronics name in accordance with a design to be supplied by Phasetronics. Phasetronics has the right to distribute the relays under the Motortronics name on a world wide basis. Phasetronics rights are not exclusive and shall not prohibit Apollo from marketing and/or distributing the relays under its own or another name.

         b. Apollo shall supply the relays in the quantities and at the times requested by Phasetronics within fourteen days from receipt of an order from Phasetronics.

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         c.   Apollo shall supply adequate training to Phasetronics engineers and sales personnel in the use, repair and maintenance of the relays. Apollo further agrees to supply operating manuals and trouble shooting guides for the relays and shall, upon request by Phasetronics, supply other technical data pertaining to the relays.

         d. Apollo warrants that the relays shall conform to high standards of quality and will conform to the technical specifications set forth in Exhibit "B" to this Agreement. Apollo shall warrant to Phasetronics and to the customers of Phasetronics that the relays are free from material an construction defects for a period of eighteen months after delivery to the customer.

    3. PHASETRONICS' RESPONSIBILITIES. In furtherance of this Agreement, Phasetronics agrees to do the following:


         a.   Phasetronics shall pay the price for the relays set forth in
Section 2a above within thirty days from the date of invoice for each shipment.

         b. Phasetronics shall not alter or modify the relays in any manner without the written permission of Apollo. This shall not prohibit Phasetronics from repairing a relay as needed.

    4. SPECIFICATIONS. The specifications for the CMPR and CMPR2 relays are set forth on Exhibit "B" which is attached hereto and incorporated herein by reference.

    5. TERM OF AGREEMENT. This Agreement shall terminate two years from the date hereof unless terminated by a written mutual agreement of the parties prior to such date.

    6. ASSIGNMENT. Apollo shall not assign, subcontract or delegate its rights or responsibilities under this Agreement without the written permission of Phasetronics, which it may give or withhold in its sole discretion. Phasetronics may assign its rights and obligations under this Agreement.

    7. ATTORNEYS FEES. In the event that either party institutes an action to enforce the terms of this Agreement, the successful party in any such action shall be entitled to recover its reasonable costs and attorneys fees for such action.

    8. ENTIRE AGREEMENT. The terms and provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall not be modified except in writing, signed by both parties.

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    9.   GOVERNING LAW.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida and any action brought to enforce the terms of this Agreement shall be brought in the appropriate court of competent jurisdiction located in Pinellas County, Florida.

    10. SEVERABILITY. Should any part of this Agreement for any reason be declared by a court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated therefrom. In the event that a portion of this Agreement shall be declared to be invalid, the parties agree that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held invalid to the extent permissible by applicable law.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf as of the date first above written.


Witnesses:                             Phasetronics, Inc., a Florida
                                  corporation


/S/                                    By:       /S/
------------------------------------      ---------------------------
                                       Name:James R. Mitchell
                                       Title:  President
/S/
------------------------------------


                                       Apollo International of
                                       Delaware, Inc., a Delaware
                                       corporation


/S/                                    By:       /S/
------------------------------------      ---------------------------
                                       Name:David Clarke
                                       Title:President
/S/
------------------------------------


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